      As filed with the Securities and Exchange Commission on September 4, 1997
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BAAN COMPANY N.V.
             (Exact name of registrant as specified in its charter)

               The Netherlands                           Not Applicable

       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                Identification Number)

                                BAAN COMPANY N.V.
                            Baron van Nagellstraat 89
                                3371 LK Barneveld
                                  P.O. Box 143
                                3770 AC Barneveld
                                 The Netherlands
                                011-31-342-428888

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 1993 STOCK PLAN

                            (Full title of the plan)

                              Wim H. Heijting, Esq.
                                Baan Company N.V.
                               c/o Baan USA, Inc.
                               4600 Bohannon Drive
                          Menlo Park, California 94025
                                 (415) 462-4949

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             HOWARD S. ZEPRUN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                   Proposed              Proposed
                                                                    Maximum                Maximum
                                                 Amount            Offering               Aggregate            Amount of
       Title of Securities                        to be              Price                Offering           Registration
        to be Registered                       Registered(1)      Per Share(2)             Price(3)             Fee(4)
- -------------------------------------------------------------------------------------------------------------------------
 Common Stock, NLG 0.01 par value
- -------------------------------------------------------------------------------------------------------------------------
 - To be issued upon exercise of options          4,000,000          $59.6875             $238,750,000         $72,348.48
   granted under 1993 Stock Plan
- -------------------------------------------------------------------------------------------------------------------------
          Total                                   4,000,000          $59.6875             $238,750,000         $72,348.48
=========================================================================================================================

(1) All numbers reflect a 2-for-1 stock split effected June, 1996.

(2) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and the low price reported in the Nasdaq National Market on August 29, 1997, which average was $59.6875 (the "FMV").

(3) The proposed maximum aggregate offering price is computed by multiplying the Proposed Maximum Offering Price Per Share by the Amount to be Registered.

(4) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one thirty-third of one per centum of the maximum aggregate price at which such securities are proposed to be offered."

                               BAAN COMPANY N.V.

                       REGISTRATION STATEMENT ON FORM S-8

PART I:      INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.      PLAN INFORMATION

             Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.      REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

             Omitted pursuant to the instructions and provisions of Form S-8.

PART II:     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to 4,000,000 shares of Common Stock par value NLG 0.01 per share (the "COMMON STOCK"), of Baan Company N.V., a Netherlands corporation (the "REGISTRANT"), being registered for use under the Registrant's 1993 Stock Option Plan (the "PLAN").


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

             1. The Registrant's Registration Statement on Form 20-F dated April 29, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

             2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred in (1) above.

             3. Description of Registrant's Common Stock contained in the Registration Statement on Form 20-F dated May 12, 1995, and any registration statements filed after such date under Section 12 of the Exchange Act, and amendments and reports filed for the purpose of updating such description.

             4. To the extent designated therein certain Reports on Form 6-K and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold, shall be deemed be incorporated by reference and be part hereof from the date of such document.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by De Brauw Blackstone Westbroek, Amsterdam, the Netherlands.


ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     The concept of indemnification of directors and officers of a company for liabilities arising from their actions as members of the management or supervisory boards is, in principle, accepted in The Netherlands and sometimes is provided for in a company's articles of association. Although, neither the laws of The Netherlands nor the Registrant's Articles of Association contain any provisions in this respect, the Registrant has entered into indemnification agreements with its directors and officers, providing for indemnification by the Registrant against any liability to which a director or executive officer may be subject for judgments, settlements, penalties, fines and expenses of defense (including attorneys' fees, bonds and costs of investigation), arising out of or in any way related to acts or omissions as a director, officer or in any other capacity in which services are rendered to the Registrant or its subsidiaries. The agreements provide that a director or officer is not entitled to indemnification under such agreements (i) if indemnification is expressly prohibited under applicable law, (ii) for certain violations of securities laws or (iii) for certain claims initiated by the officer or director. Generally, under Netherlands law a director will not be held personally liable for decisions made with reasonable business judgment, absent self dealing. In addition, indemnification may not be available to directors or officers under Netherlands law if any act or omission by a director or officer would qualify as willful misconduct or gross negligence.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.      INDEX TO EXHIBITS.

Exhibit
 Number                       Description of Document
 ------                       -----------------------

   3.1 English translation of Articles of Association of the Company lodged with the Chamber of Commerce and Industry for Arnhem, The Netherlands*

   3.2       Articles of Association, as amended on May 29, 1996 (See Exhibit
             3.1)

   4.1       1993 Stock Plan

   5.1       Opinion and Consent of De Brauw Blackstone Westbroek

   23.1      Consent of Moret Ernst & Young Accountants, Independent Auditors.

   23.2      Consent of De Brauw Blackstone Westbroek (included in Exhibit 5.1)

   24.1      Power of Attorney (see page II-4)

_____________
* Incorporated by reference to the Registration Statement (Registration Statement No. 333-24201) on Form F-3 filed on March 31, 1997.

ITEM 9.      UNDERTAKINGS.

     (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Association, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Baan, Tom C. Tinsley, Amal
M. Johnson, Jan Westerhoud and Willem Heijting, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




             Signatures                             Title                                             Date
- ------------------------------                ------------------------------                 -------------------
  /s/ JAN BAAN                                Managing Director, Chairman of the             September 4, 1997
- ------------------------------                Board, Chief Executive Officer
  Jan Baan                                    (Principal Executive Officer)

  /s/ J.G. PAUL BAAN                          Chairman of the Supervisory Board              September 4, 1997
- ------------------------------
  J.G. Paul Baan

  /s/ TOM C. TINSLEY                          Managing Director, President and Chief         September 4, 1997
- ------------------------------                Operating Officer
  Tom C. Tinsley

  /s/ AMAL M. JOHNSON                         Managing Director, Executive                   September 4, 1997
- ------------------------------                Vice President, Baan Affiliates
  Amal M. Johnson                             and Marketing

 /s/ JAN WESTERHOUD                           Chief Financial Officer                        August 25, 1997
- ------------------------------
  Jan Westerhoud


  /s/ WILLIAM O. GRABE                        Supervisory Director                           September 4, 1997
- ------------------------------
  William O. Grabe

                                              Supervisory Director                           September 4, 1997
  /s/ DAVID C. HODGSON
- ------------------------------
  David C. Hodgson

                                              Supervisory Director                           September 4, 1997
- ------------------------------
  Graham J. Sharman

  /s/ J.C. (HANS) WORTMANN                    Supervisory Director                           September 4, 1997
- ------------------------------
  J.C. (Hans) Wortmann

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 4th day of September, 1997.

                            BAAN COMPANY N.V.

                            By: /s/ Jan Baan
                                -----------------------------------------------
                                Jan Baan, Managing Director, Chairman and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                      Title                                   Date
- ----------------------------------          ----------------------------------------      -------------------
 /s/ Jan Baan                               Managing Director, Chairman of the Board      September 4, 1997
- ----------------------------------          and Chief Executive Officer
         (Jan Baan)                        (Principal Executive Officer)



 /s/ J.G. Paul Baan                         Chairman of the Supervisory Board             September 4, 1997
 ----------------------------------
         (J.G. Paul Baan)

 /s/ Tom C. Tinsley                         Managing Director, President and Chief        September 4, 1997
 ----------------------------------         Operating Officer
         (Tom C. Tinsley)


 /s/ Amal M. Johnson                        Managing Director, Executive                  September 4, 1997
 ----------------------------------         Vice President, Baan Affiliates
         (Amal M. Johnson)                  and Marketing


  /s/ JAN WESTERHOUD                        Chief Financial Officer                       August 25, 1997
 ----------------------------------
         (Jan Westerhoud)


 /s/ William O. Grabe                       Supervisory Director                          September 4, 1997
 ----------------------------------
         (William O. Grabe)


 /s/ David C. Hodgson                       Supervisory Director                          September 4, 1997
 ----------------------------------
         (David C. Hodgson)


                                            Supervisory Director                          September 4, 1997
 ----------------------------------
         (Graham J. Sharman)

 /s/ J.C. (Hans) Wortmann                   Supervisory Director                          September 4, 1997
 ----------------------------------
         (J.C. (Hans) Wortmann)


 *By:
      ---------------------------
         ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS

Exhibit
 Number                         Description of Document
             -------------------------------------------------------------

   3.1 English translation of Articles of Association of the Company lodged with the Chamber of Commerce and Industry for Arnhem, The Netherlands*

   3.2       Articles of Association, as amended on May 29, 1996 (See Exhibit
             3.1)

   4.1       1993 Stock Plan

   5.1       Opinion and Consent of De Brauw Blackstone Westbroek

   23.1      Consent of Moret Ernst & Young Accountants, Independent Auditors.

   23.2      Consent of De Brauw Blackstone Westbroek (included in Exhibit 5.1)

   24.1      Power of Attorney (see page II-4)

_____________
* Incorporated by reference to the Registration Statement (Registration Statement No. 333-24201) on Form F-3 filed on March 31, 1997.